EXHIBIT 4


                    STOCK PURCHASE AGREEMENT
                       KARL H. KOSTUSIAK

     THIS AGREEMENT, dated October 20, 1994, is between DETECTION
SYSTEMS, INC. ("Company"), a New York corporation, and the "Shareholder" who has signed below.

     The Shareholder is an executive officer and director of the Company and owns a substantial block of the issued and outstanding shares of its Common Stock, par value $0.05 per share ("Shares").
     Believing it in their mutual best interests to provide for the purchase and sale of some of the Shares owned by the Shareholder upon his death, the parties hereby agree as follows:

1.  Death of Shareholder

     (a)  Option on Death.   Upon the death of the Shareholder, his
estate shall have the option to sell Shares to the Company pursuant to the terms of this Agreement. This option may be exercised by the executor or administrator of his estate at any time within twelve months of the date of death (or, if later, three months of the date of the executor's or administrator's appointment) by giving written notice of exercise to the Company personally or by registered or certified mail, postage prepaid. The option may be exercised with respect to any number of the Shares owned by the Shareholder at his death, up to the maximum number calculated as provided in Subsection 1(c) below. The purchase price for the Shares shall be as provided in Section 2 below and shall be tendered within 30 days after the notice of exercise is given or, if later, 20 days after the Company receives the proceeds of the life insurance described below.

     (b) Life Insurance. The Company agrees to maintain life insurance on the life of the Shareholder to provide proceeds for the purpose of paying the purchase price under Section 2 for the Shareholder's Shares. That life insurance is listed on Exhibit A attached hereto, and the Company agrees to execute a new Exhibit A if at any time the facts stated thereon should change. The Company agrees to hold the proceeds of such life insurance in trust for use in paying the purchase price for the deceased Shareholder's Shares, and, except as provided in Section 3 below, those proceeds shall not be an asset of the Company for use for any purpose other than repurchasing Shares under this Section 1. If the Company breaches the foregoing agreement to maintain life insurance, that breach shall not give rise to any liability of the Company hereunder unless: (1) the Shareholder ceases to be an executive officer of the Company, or ceases to be a director of the Company, and the breach occurs thereafter or (2) the breach is made pursuant to a directive of the Company's board of directors. The Company additionally agrees that it will promptly pay the premiums on the policies, will not transfer the policies or any interest therein except as provided in this Agreement, and will not borrow against the policies.

     (c) Shares to be Purchased. Promptly upon the Shareholder's death, the board of directors of the Company shall value the Company's Shares as provided in Section 2 below. The per Share value thus determined shall be divided into the amount of the total life insurance proceeds received; and the result thus obtained (rounded down to the nearest whole Share) shall be the maximum number of Shares that the Company shall be obligated to purchase pursuant to this Section 1.

     (d) Right of First Refusal. If the Shareholder's estate receives a "Third Party Offer" at any time within 12 months of the date of the Shareholder's death, then the Shareholder's estate shall first offer to sell the Shares involved to the Company as provided in this Subsection. For these purposes, a Third Party Offer shall be a bona fide written offer made by another person to purchase Shares. Upon receipt of the Third Party Offer, the Shareholder's estate shall send a copy of it to the Company, along with a statement that the estate offers the Shares to the Company and that, unless purchased by the Company pursuant to this Subsection, the estate intends to transfer the Shares pursuant to that Third Party Offer. Upon receipt of those items, the Company shall have 30 days to accept the offer. Acceptance shall be made in a writing delivered personally or sent registered or certified mail, postage prepaid, to the estate within the required acceptance period. The Company may accept the offer for some or all of the Shares involved and may use the proceeds from life insurance provided for in this Section. Any shares not sold to the Company pursuant to this Subsection may be sold pursuant to the Third Party Offer, provided that the sale is completed within 20 days after expiration of the 30 day period described above, and provided that the sale is made pursuant to the same price and terms as those set forth in the Third Party offer.

     (e) During the 12 month period after the Shareholder's death, the Shareholder's estate and his heirs and legatees shall not sell any Shares except that: (i) Shares may be sold as provided in this Section 1, (ii) this Section 1 shall no longer bind any party after the maximum number of Shares described in Subsection (c) above have been sold to the Company under this Section 1, and (iii) the Shareholder's estate may sell Shares to or through others during any six month period up to 1% of the outstanding shares of the Company's Common Stock.

2.  Price

     The purchase price to be paid for each Share purchased pursuant to
Section 1 shall be the fair market value as provided in this Section, calculated as of the date of death (without consideration of the proceeds of the life insurance to be received as provided in Section 1). The fair market value per Share for these purposes shall be 95% of the closing sale price of the stock as reported on NASDAQ for the last day immediately preceding the day of death for which trades are reported, provided, however, that the fair market value (i) shall not be less than 95% of the book value per Share calculated in accordance with generally accepted accounting principles as of the end of the Company's fiscal quarter ended most recently prior to the death and (ii) shall not be less than the weighted market price per Share calculated as follows:

     (a) Mean Sale Price. The "Mean Sale Price" for trading reported on NASDAQ for a given day shall be the midpoint between the reported high and low trade prices for the day, calculated to the nearest tenth of a cent.

     (b) Dollar Volume Per Day. The "Dollar Volume" for a given trading day shall be the Mean Sale Price thus calculated for each day multiplied by the reported total number of shares traded that day.

     (c) Calculation Periods. The Dollar Volume for each trading day shall be calculated for the five years preceding the date of death and then the Total Dollar Volume (defined below) shall be calculated for each of three time periods, namely the one year preceding the date of death, the three years preceding that date, and the five years preceding that date (each such time period being a "Calculation Period").

     (d) Total Dollar Volumes. The Dollar Volumes for all days for which trades are reported during each Calculation Period shall be added together to reach "Total Dollar Volume" for that Calculation Period.

     (e) Total Shares Traded. The reported number of shares traded each day during each Calculation Period shall be added to the same number for each such other day to reach the "Total Shares Traded" during that Calculation Period.

     (f) Weighted Fair Market Value. The Total Dollar Volume for each Calculation Period shall be divided by the Total Shares Traded during that Calculation Period to reach a weighted market price for that Calculation Period. The weighted market price for purposes of this Agreement shall be the highest price calculated with respect to the three Calculation Periods.

For purposes of this Agreement: (1) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System for each day during the Calculation Period on which that System is the principal United States market for the Shares, and for any day when it is not, then whatever established public trading market may be the principal United States market, and (2) reported trading volume and prices shall be based on the most reliable sources from which that information is received regularly by the Company.

3.   Proceeds Available to Company.

     To the extent that the proceeds of life insurance received by the Company pursuant to Section 1 above are not used to purchase Shares owned by the Shareholder on his death, the proceeds may be retained and used by the Company for its own business purposes.

4.   Delivery of Shares

     Upon tender of the purchase price pursuant to this Agreement, the Shareholder's estate shall deliver certificates representing the Shares to be sold, duly endorsed in blank or accompanied by duly executed stock transfer powers in blank, with signatures guaranteed and with any necessary stock transfer stamps attached, and accompanied by an incumbency certificate of the person or persons who signed the endorsements or powers and by necessary inheritance tax waivers or affidavits.

5.   Notice

     Any notice or other writing mailed pursuant to this Agreement shall be sent (a) to the Company at its principal place of business, to the attention of the Company's Secretary, and (b) to the Shareholder or his estate at his latest address as set forth in the Company's records. The Company agrees to use its reasonable efforts to keep its records current for these purposes. Any such writing is sent or given when delivered personally or when deposited in the U.S. mail with proper postage thereon.

6.   Termination of Agreement

     This Agreement shall terminate in its entirety upon the happening of the following event: the written consent of the Shareholder and the Company.

7.   Transfer of Policies

     If as a result of a bankruptcy proceeding, sheriff's levy, or for any other reason, the Company is required by law to sell or transfer the life insurance policies called for in Section 1 above, or if the Company (contrary to its obligations hereunder) determines to sell the policies or to cease making premium payments thereon or takes any other action contrary to the terms of this Agreement, the Shareholder shall have the first option to acquire those policies while they remain in force. The purchase price for the policies shall be equal to 85% of their respective cash surrender values at the time of purchase, and that price may be paid by delivery to the Company of the Shareholder's promissory note for that amount, bearing interest at the Applicable Federal Rate as of the date of transfer, with principal and all interest becoming due 60 days after the death of the Shareholder. The Company agrees that, upon request by the Shareholder, the Shareholder (or some other person or entity designated by the Shareholder to be the Shareholder's agent for these purposes) shall be granted a security interest in or a contingent assignment of the policies, with at least 30 days prior notice of any transfer, cancellation, or borrowing, so as to assure that the Shareholder's option will be enforced. Nothing in this Section 7 shall relieve the Company from its obligations to secure and maintain those life insurance policies as provided in Section 1 above and nothing in this Section or consequent to its provisions shall limit the liability of the Company resulting from a breach of this Agreement by the Company.

8.   Miscellaneous

     (a)  Law Applicable.   This Agreement shall be governed and
construed under the laws of the State of New York without regard to its principles of conflict of laws.

     (b)  Amendment.   This Agreement may not be amended except by a
writing signed by the parties.

     (c)  Rights of Others.   Except as expressly provided herein,
neither the Company, nor any holder or beneficial owner of Shares, nor any other person, shall acquire or enforce any rights under this Agreement.

     (d)  Heirs, Successors and Assigns.   The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, successors and assigns, but the rights and obligations under this Agreement shall not be assignable.

     (e) Mergers, Etc. In case of any merger, consolidation or other reorganization of the Company or any recapitalization of the capital stock of the Company, the "Shares" as used herein shall include the securities received by the Shareholder in respect of or in exchange for his existing Shares.

     (f)  Additional Actions.   Each party agrees to execute and
deliver all such documents and to take such further action as may be necessary to carry out the purposes and provisions of this Agreement. Without limiting the preceding sentence, (i) the Company agrees that, upon written request of the Shareholder, the Company will transfer ownership in the life insurance policies to a grantor trust or will arrange for the proceeds of the policies to be paid directly to a trust, so as to better assure the attainment of the purposes and provisions of this Agreement and (ii) the Shareholder agrees that, upon written request of the Company, the Shareholder will submit Share certificates for placement thereon of a restrictive legend referring to the provisions of this Agreement.

     IN WITNESS WHEREOF the Company and the Shareholder have executed this Agreement.

                             Company:  DETECTION SYSTEMS INC.
                             By:  /s/ Donald R. Adair, Director

                             Shareholder:
                             /s/ Karl H. Kostusiak


                        EXHIBIT A
                To Stock Purchase Agreement
                 LIST OF INSURANCE POLICIES

    In connection with Section 1 of the Stock Purchase Agreement, the Company maintains life insurance (with the Company as the beneficiary and with the proceeds to be received, held and paid out as provided in
Section 1 of the Agreement) as follows:

                                                          Death
 Policy     Company                  Insured            Benefit

9 626 691     Massachusetts Mutual     Karl H. Kostusiak  $1,000,000
2 660 835     Phoenix Home Mutual      Karl H. Kostusiak  $1,000,000


                        DETECTION SYSTEMS, INC.

                        By: /s/ Donald R. Adair
                        Its:  Chairman, Compensation Committee

                   STOCK PURCHASE AGREEMENT
                       DAVID B. LEDERER

    THIS AGREEMENT, dated October 24, 1994, is between DETECTION
SYSTEMS, INC. ("Company"), a New York corporation, and the "Shareholder" who has signed below.

    The Shareholder is an executive officer and director of the Company and owns a substantial block of the issued and outstanding shares of its Common Stock, par value $0.05 per share ("Shares").
    Believing it in their mutual best interests to provide for the purchase and sale of some of the Shares owned by the Shareholder upon his death, the parties hereby agree as follows:

1.  Death of Shareholder

    (a)  Option on Death.   Upon the death of the Shareholder, his
estate shall have the option to sell Shares to the Company pursuant to the terms of this Agreement. This option may be exercised by the executor or administrator of his estate at any time within twelve months of the date of death (or, if later, three months of the date of the executor's or administrator's appointment) by giving written notice of exercise to the Company personally or by registered or certified mail, postage prepaid. The option may be exercised with respect to any number of the Shares owned by the Shareholder at his death, up to the maximum number calculated as provided in Subsection 1(c) below. The purchase price for the Shares shall be as provided in Section 2 below and shall be tendered within 30 days after the notice of exercise is given or, if later, 20 days after the Company receives the proceeds of the life insurance described below.

    (b) Life Insurance. The Company agrees to maintain life insurance on the life of the Shareholder to provide proceeds for the purpose of paying the purchase price under Section 2 for the Shareholder's Shares. That life insurance is listed on Exhibit A attached hereto, and the Company agrees to execute a new Exhibit A if at any time the facts stated thereon should change. The Company agrees to hold the proceeds of such life insurance in trust for use in paying the purchase price for the deceased Shareholder's Shares, and, except as provided in Section 3 below, those proceeds shall not be an asset of the Company for use for any purpose other than repurchasing Shares under this Section 1. If the Company breaches the foregoing agreement to maintain life insurance, that breach shall not give rise to any liability of the Company hereunder unless: (1) the Shareholder ceases to be an executive officer of the Company, or ceases to be a director of the Company, and the breach occurs thereafter or (2) the breach is made pursuant to a directive of the Company's board of directors. The
Company additionally agrees that it will promptly pay the premiums on the policies, will not transfer the policies or any interest therein except as provided in this Agreement, and will not borrow against the policies.

    (c) Shares to be Purchased. Promptly upon the Shareholder's death, the board of directors of the Company shall value the Company's Shares as provided in Section 2 below. The per Share value thus determined shall be divided into the amount of the total life insurance proceeds received; and the result thus obtained (rounded down to the nearest whole Share) shall be the maximum number of Shares that the Company shall be obligated to purchase pursuant to this Section 1.

    (d) Right of First Refusal. If the Shareholder's estate receives a "Third Party Offer" at any time within 12 months of the date of the Shareholder's death, then the Shareholder's estate shall first offer to sell the Shares involved to the Company as provided in this Subsection. For these purposes, a Third Party Offer shall be a bona fide written offer made by another person to purchase Shares. Upon receipt of the Third Party Offer, the Shareholder's estate shall send a copy of it to the Company, along with a statement that the estate offers the Shares to the Company and that, unless purchased by the Company pursuant to this Subsection, the estate intends to transfer the Shares pursuant to that Third Party Offer. Upon receipt of those items, the Company shall have 30 days to accept the offer. Acceptance shall be made in a writing delivered personally or sent registered or certified mail, postage prepaid, to the estate within the required acceptance period. The Company may accept the offer for some or all of the Shares involved and may use the proceeds from life insurance provided for in this Section. Any shares not sold to the Company pursuant to this Subsection may be sold pursuant to the Third Party Offer, provided that the sale is completed within 20 days after expiration of the 30 day period described above, and provided that the sale is made pursuant to the same price and terms as those set forth in the Third Party offer.

    (e) During the 12 month period after the Shareholder's death, the Shareholder's estate and his heirs and legatees shall not sell any Shares except that: (i) Shares may be sold as provided in this Section 1, (ii) this Section 1 shall no longer bind any party after the maximum number of Shares described in Subsection (c) above have been sold to the Company under this Section 1, and (iii) the Shareholder's estate may sell Shares to or through others during any six month period up to 1% of the o}tstanding shares of the Company's Common Stock.

2.  Price

    The purchase price to be paid for each Share purchased pursuant to
Section 1 shall be the fair market value as provided in this Section, calculated as of the date of death (witho}t consideration of the proceeds of the life insurance to be received as provided in Section 1). The fair market value per Share for these purposes shall be 95% of the closing sale price of the stock as reported on NASDAQ for the last day immediately preceding the day of death for which trades are reported, provided, however, that the fair market value (i) shall not be less than 95% of the book value per Share calculated in accordance with generally accepted accounting principles as of the end of the Company's fiscal quarter ended most recently prior to the death and (ii) shall not be less than the weighted market price per Share calculated as follows:

    (a) Mean Sale Price. The "Mean Sale Price" for trading reported on NASDAQ for a given day shall be the midpoint between the reported high and low trade prices for the day, calculated to the nearest tenth of a cent.

    (b) Dollar Volume Per Day. The "Dollar Volume" for a given trading day shall be the Mean Sale Price thus calculated for each day multiplied by the reported total number of shares traded that day.

    (c) Calculation Periods. The Dollar Volume for each trading day shall be calculated for the five years preceding the date of death and then the Total Dollar Volume (defined below) shall be calculated for each of three time periods, namely the one year preceding the date of death, the three years preceding that date, and the five years preceding that date (each such time period being a "Calculation Period").

    (d) Total Dollar Volumes. The Dollar Volumes for all days for which trades are reported during each Calculation Period shall be added together to reach "Total Dollar Volume" for that Calculation Period.

    (e) Total Shares Traded. The reported number of shares traded each day during each Calculation Period shall be added to the same number for each such other day to reach the "Total Shares Traded" during that Calculation Period.

    (f) Weighted Fair Market Value. The Total Dollar Volume for each Calculation Period shall be divided by the Total Shares Traded during that Calculation Period to reach a weighted market price for that Calculation Period. The weighted market price for purposes of this Agreement shall be the highest price calculated with respect to the three Calculation Periods.

For purposes of this Agreement: (1) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System for each day during the Calculation Period on which that System is the principal United States market for the Shares, and for any day when it is not, then whatever established public trading market may be the principal United States market, and (2) reported trading volume and prices shall be based on the most reliable sources from which that information is received regularly by the Company.

3.  Proceeds Available to Company.

    To the extent that the proceeds of life insurance received by the Company pursuant to Section 1 above are not used to purchase Shares owned by the Shareholder on his death, the proceeds may be retained and used by the Company for its own business purposes.

4.   Delivery of Shares

    Upon tender of the purchase price pursuant to this Agreement, the Shareholder's estate shall deliver certificates representing the Shares to be sold, duly endorsed in blank or accompanied by duly executed stock transfer powers in blank, with signatures guaranteed and with any necessary stock transfer stamps attached, and accompanied by an incumbency certificate of the person or persons who signed the endorsements or powers and by necessary inheritance tax waivers or affidavits.

5.   Notice

    Any notice or other writing mailed pursuant to this Agreement shall be sent (a) to the Company at its principal place of business, to the attention of the Company's Secretary, and (b) to the Shareholder or his estate at his latest address as set forth in the Company's records. The Company agrees to use its reasonable efforts to keep its records current for these purposes. Any such writing is sent or given when delivered personally or when deposited in the U.S. mail with proper postage thereon.

6.   Termination of Agreement

    This Agreement shall terminate in its entirety upon the happening of the following event: the written consent of the Shareholder and the Company.

7.  Transfer of Policies

    If as a result of a bankruptcy proceeding, sheriff's levy, or for any other reason, the Company is required by law to sell or transfer the life insurance policies called for in Section 1 above, or if the Company (contrary to its obligations hereunder) determines to sell the policies or to cease making premium payments thereon or takes any other action contrary to the terms of this Agreement, the Shareholder shall have the first option to acquire those policies while they remain in force. The purchase price for the policies shall be equal to 85% of their respective cash surrender values at the time of purchase, and that price may be paid by delivery to the Company of the Shareholder's promissory note for that amount, bearing interest at the Applicable Federal Rate as of the date of transfer, with principal and all interest becoming due 60 days after the death of the Shareholder. The Company agrees that, upon request by the Shareholder, the Shareholder (or some other person or entity designated by the Shareholder to be the Shareholder's agent for these purposes) shall be granted a security interest in or a contingent assignment of the policies, with at least 30 days prior notice of any transfer, cancellation, or borrowing, so as to assure that the Shareholder's option will be enforced. Nothing in this Section 7 shall relieve the Company from its obligations to secure and maintain those life insurance policies as provided in Section 1 above and nothing in this Section or consequent to its provisions shall limit the liability of the Company resulting from a breach of this Agreement by the Company.

8.   Miscellaneous

    (a)  Law Applicable.   This Agreement shall be governed and
construed under the laws of the State of New York without regard to its principles of conflict of laws.

    (b)  Amendment.   This Agreement may not be amended except by a
writing signed by the parties.

    (c)  Rights of Others.   Except as expressly provided herein,
neither the Company, nor any holder or beneficial owner of Shares, nor any other person, shall acquire or enforce any rights under this Agreement.

    (d)  Heirs, Successors and Assigns.   The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, successors and assigns, but the rights and obligations under this Agreement shall not be assignable.

    (e) Mergers, Etc. In case of any merger, consolidation or other reorganization of the Company or any recapitalization of the capital stock of the Company, the "Shares" as used herein shall include the securities received by the Shareholder in respect of or in exchange for his existing Shares.

    (f)  Additional Actions.   Each party agrees to execute and
deliver all such documents and to take such further action as may be necessary to carry out the purposes and provisions of this Agreement. Without limiting the preceding sentence, (i) the Company agrees that, upon written request of the Shareholder, the Company will transfer ownership in the life insurance policies to a grantor trust or will arrange for the proceeds of the policies to be paid directly to a trust, so as to better assure the attainment of the purposes and provisions of this Agreement and (ii) the Shareholder agrees that, upon written request of the Company, the Shareholder will submit Share certificates for placement thereon of a restrictive legend referring to the provisions of this Agreement.

    IN WITNESS WHEREOF the Company and the Shareholder have executed this Agreement.

                             Company:  DETECTION SYSTEMS INC.
                             By:  /s/ Frank J. Ryan
                                  Vice President/Sec./Treasurer

                             Shareholder:
                             /s/ David B. Lederer


                        EXHIBIT A
                To Stock Purchase Agreement
                 LIST OF INSURANCE POLICIES

    In connection with Section 1 of the Stock Purchase Agreement, the Company maintains life insurance (with the Company as the beneficiary and with the proceeds to be received, held and paid out as provided in
Section 1 of the Agreement) as follows:

                                                          Death
 Policy     Company                  Insured            Benefit

9 626 695     Massachusetts Mutual   David B. Lederer   $800,000
2 660 836     Phoenix Home Mutual    David B. Lederer   $800,000


                        DETECTION SYSTEMS, INC.

                        By: /s/ Frank J. Ryan  10/24/94
                        Its:  Vice President/Secretary/Treasurer